Exhibit 99.1

FOR IMMEDIATE RELEASE
Group 1 Automotive Appoints New Chairman of the Board and Declares Quarterly Dividend
HOUSTON, TX, May 17, 2023 - Group 1 Automotive, Inc. (NYSE: GPI) (“Group 1” or the “Company”), an international, Fortune 300 automotive retailer with 206 dealerships located in the U.S. and U.K., today announced that Charles Szews has been elected to serve as non-executive chairman of its Board of Directors. Mr. Szews has served as a director of the Company since 2016, and currently serves on the Board of Directors, the Audit Committee, and chairs the Finance/Risk Management Committee. In addition, Mr. Szews serves on the Nominating and Corporate Governance Committee and chairs the Audit Committee for Commercial Metals Company. He succeeds Stephen D. Quinn, whose term spanned six years. Mr. Quinn has been a director of the Company since 2002 and will continue to serve on the Board and each of its committees. The transition is the result of the board’s governance policy to rotate the non-executive chairman.
“We want to thank Steve for serving as non-executive chairman for the past six years. His insight and experience in assessing business strategies and risks has been integral to the Company for the past 21 years," said Daryl Kenningham, Group 1's President and Chief Executive Officer. "We now welcome Charles to the role of non-executive Chairman and believe his extensive background in corporate finance, accounting and operations, make him a great choice as the new chairman."
The Company also announced that the board of directors declared a $0.45 dividend per share that will be payable on June 15, 2023, to stockholders of record as of June 1, 2023. The dividend is consistent with the Company’s previously announced increase of 20% in its annualized dividend rate from $1.50 per share in 2022 to $1.80 per share in 2023.
“Growing our business while also returning capital to our shareholders remain our top capital allocation priorities. Our strong cash flow and balance sheet continue to enable the Company to deploy capital and reward shareholders,” said Daryl Kenningham, Group 1’s President and Chief Executive Officer.
ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 206 automotive dealerships, 278 franchises, and 44 collision centers in the United States and the United Kingdom that offer 35 brands of automobiles. Through its dealerships and omni-channel platform, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.
Group 1 discloses additional information about the Company, its business, and its results of operations at www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, www.facebook.com/group1auto, and www.twitter.com/group1auto.

FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our strategic investments, goals, plans, projections and guidance regarding our financial position, results of operations and business strategy, including the annualized revenues of recently completed acquisitions or dispositions and other benefits of such currently anticipated or recently completed acquisitions or dispositions. These forward-looking statements often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," "foresee," "may" or "will" and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, (i) the impacts of COVID-19 and the armed conflict in Ukraine on our business and the supply chains upon which our business is dependent, (j) the impacts of continued inflation and any potential global recession, (k) our ability to maintain sufficient liquidity to operate, (l) the risk that proposed transactions will not be consummated in a timely manner, and (m) our ability to successfully integrate recent and future acquisitions. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.
SOURCE: Group 1 Automotive, Inc.
Investor contacts:
Terry Bratton
Manager, Investor Relations
Group 1 Automotive, Inc.
ir@group1auto.com
Media contacts:
Pete DeLongchamps
Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
pdelongchamps@group1auto.com

or

Clint Woods
Pierpont Communications, Inc.
713-627-2223
cwoods@piercom.com

2